EXHIBIT 99.1

SINOHUB, INC. ANNOUNCES 2011 FIRST QUARTER
FINANCIAL RESULTS AND RESTATEMENT OF 2010 FINANCIAL STATEMENTS TO ACCOUNT FOR WARRANTS AS LIABILITY
Continued Progress with Mobile Device Business
Gross Profit and Gross Margin Increased Year-over-Year

SHENZHEN, China, May 16, 2011 – SinoHub, Inc. (“SinoHub” or the “Company”), (NYSE Amex: SIHI), an electronics company whose main growth driver is manufacturing and distributing custom, private-label mobile phones, today announced its unaudited financial results for the first quarter ended March 31, 2011.

FIRST QUARTER 2011 FINANCIAL HIGHLIGHTS

–	Total net sales declined slightly year-over-year to US$38.0 million in the first quarter of 2011 versus US$38.6 million in the first quarter of 2010.
–	Gross profit was US$7.7 million compared to US$7.1 million in the same quarter in 2010. Gross margin was 20.3% compared to 18.4% in the first quarter of 2010.
–	Cash used in operations was US$4.4 million, compared with US$38,000 in the first quarter of 2010.
–	Net income was US$3.54 million, representing a slight increase from US$3.45 million in the first quarter of 2010.
–	Net income per basic and diluted shares were both US$0.12, down from US$0.13 per basic share and unchanged from US$0.12 per diluted share, in the first quarter of 2010.

Net income for the first quarter of 2011 and the first quarter of 2010 were affected by a restatement to properly account for certain terms of the Company’s outstanding warrants issued on March 2, 2010. See “Restatement Concerning Warrant Liability” below.

RESTATEMENT CONCERNING WARRANT LIABILITY

The Company has determined that its historical financial statements for the year ended December 31, 2010 and the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) require restatement to reflect the proper accounting for 816,670 common stock purchase warrants issued in connection with its March 2, 2010 private placement (the “2010 Warrants”) as a derivative liability rather than as permanent equity.

The Company is in the process of preparing amendments to the Form 10-Qs and Form 10-K for the prior periods noted above and plans to file those amendments with the SEC, reflecting the restatements required relative to the 2010 Warrants.  Further information concerning the restatement is detailed in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2011 and in the Company’s May 16, 2011 Current Report on Form 8-K relative to this matter.

The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 incorporates corrections made in response to the accounting error described above by restating the Company’s financial statements presented therein for the three months ended March 31, 2010.  The corrections to the quarterly information contained in such Form 10-Q had no impact on the Company’s previously reported operations or cash flows for the periods being restated.

The results reported in this press release and the financial information attached hereto are based upon the changed accounting for the 2010 Warrants as the same is to be restated in the planned amended periodic reports to be filed with the SEC.

BUSINESS HIGHLIGHTS:

Commenting on the results, SinoHub’s CEO, Mr. Harry Cochran said, “We are pleased with the continued growth of our ICM business and improving gross margins.  As the Company evolves, it is important to maintain focus on the evolution of the mobile device market and on our ability to deliver on orders for new products and in new geographies. As such, we continued to strategically shift our focus to the long-term development of the ICM business. Our top-line performance was impacted by a decrease in sales from our ECSS business segment related to our strategic shift towards a greater ICM focus, and a challenging year-over-year comparable as the first quarter of 2010 was uncharacteristically strong.  The startup year for our factory (April 2010 – April 2011) went well, but we still recorded losses for that subsidiary, resulting in increased income tax expense compared to the first quarter of 2010.  This impact is a function of the investments made in support of our new growth initiative, and a normal part of starting up a manufacturing operation.  More importantly, the strong growth of our ICM business confirms the value of our business model to deliver custom designed mobile phones to distributors and operators that give them a competitive advantage in their local markets using our joint design process. In 2011, to further capitalize on growth opportunities from our ICM segment, we plan to begin production of our own brand of mobile phones for sale in China.”

FIRST QUARTER 2011 FINANCIAL RESULTS

Net Sales
Net sales for the first quarter of 2011 were US$38.0 million, representing a decrease of 1.6% from US$38.6 million in the first quarter of 2010. The year-over-year decrease was primarily attributable to a decline in sales of electronic components in the ECSS business segment. Sales in the ICM business segment in the first quarter of 2011 were US$16.4 million, up 156% over US$6.4 million in the first quarter of 2010 based on increased sales of mobile phones and on sales in the contract motherboard manufacturing business which did not exist in the first quarter of 2010.

Net sales from the electronic component sales and supply chain management services segment (collectively ECSS) for the first quarter of 2011 were US$21.5 million, a year-over-year decrease of 33.2% from US$32.2 million in the first quarter of 2010. The year-over-year decrease was primarily driven by shortages in the supply of electronic components in the first quarter of 2011 and the fact that in the first quarter a number of ECSS customers became ICM customers and began to purchase finished goods from the Company as opposed to components.

Gross Profit and Margin

Gross profit for the quarter was US$7.7 million, up 8.5% from US$7.1 million in the first quarter of 2010. Gross margin for the quarter was 20.3%, up from 18.4% in the first quarter of 2010.

Operating Expenses

Operating cost and expenses, including selling, general and administrative (SG&A) expenses, professional services and other operating income, were US$3.2 million, a year-over-year increase of 28% from US$2.5 million in the first quarter of 2010 due primarily to the costs associated with the factory which did not exist in the first quarter of 2010.

Income from Operations
Income from operations for the quarter was US$4.5 million, or 11.8% of sales, as compared to operating income of US$4.6 million, or 11.9% of sales in the first quarter of 2010, the higher gross margin being offset by increased costs associated with manufacturing.

Income Taxes
The Company recorded US$1.5 million of income tax expenses in the first quarter of 2011, versus the US$1.0 million of income tax expenses it recorded in the corresponding period in 2010. The reason for the large increase is that taxes are accrued by subsidiary. There was a loss in the manufacturing subsidiary in the first quarter of 2011 that offsets profits from other subsidiaries on consolidation with no corresponding tax offset.

Net Income
Net income attributable to SinoHub’s shareholders was US$3.54 million, compared to US$3.45 million in the first quarter of 2010 due primarily to the impact of US$511,000 in income from changes in the adjustment for warrant derivative liability during the first quarter of 2011 compared to an expense of US$44,000 for such item in the first quarter of 2010 (after restatement) which was offset in part by a higher tax accrual during the first quarter of 2011. Net margin was 9.3%, as compared to 8.9% in the first quarter of 2010. Net income per basic and diluted shares were both US$0.12, down from US$0.13 per basic share and unchanged from US$0.12 per diluted share, in the first quarter of 2010, based on 30.2 million and 30.3 million weighted average, basic and diluted shares outstanding, respectively.

Liquidity and Capital Resources
As of March 31, 2011, the Company had US$14.0 million in cash and cash equivalents, an increase from US$4.5 million as of December 31, 2010 resulting from net proceeds of US$10.4 million raised through a sale of equity in March of 2011. The Company had working capital of US$69.5 million on March 31, 2011, up from US$57.5 million at the end of 2010, and a current ratio of 1.8 to 1 on March 31, 2011.

As of March 31, 2011, the Company had approximately US$5 million available to borrow under its credit facilities.

During the three months ended March 31, 2011, the net amount of cash used in the Company’s operating activities was US$4.4 million, compared to US$38,000 in the same period in 2010, which was mainly attributable to the increase in inventories and accounts receivable.

As of March 31, 2011, inventories were approximately US$20.0 million and accounts receivable were US$49.3 million, compared to approximately US$14.6 million and US$45.7 million on December 31, 2010, respectively. The increase in accounts receivable resulted primarily from lower collections in the first quarter of 2011.

BUSINESS OUTLOOK

SinoHub has begun a strategic initiative to develop its own mobile phone brand in China, the world’s largest mobile phone market. There are several examples of companies, the most notable being Tianyu in Beijing, that have executed this strategy successfully. The Company will continue to make and sell private label, custom design mobile phones for distributors and operators elsewhere. We believe the strategy to create our own brand in China, where a marketable brand name is necessary for success, combined with our strategy of using our joint design process to create mobile devices that give our customers competitive advantage in their local markets, will expand our market opportunity, help drive margin improvement and create a more defensible position for our Company.

CONFERENCE CALL

SinoHub’s senior management will host a conference call at 7:00 am (Pacific) / 10:00 am (Eastern) / 10:00 pm (Beijing/Hong Kong) on Monday, May 16, 2011 to discuss the Company’s 2011 first quarter financial results and recent business activity. To access the live teleconference, please dial +1-888-846-5003 (US) or +1-480-629-9856 (International), and reference the passcode 4439798. Please dial in approximately 10 minutes before the scheduled time of the call.

A replay of the conference call will be available from 1:00 pm (Eastern) on Monday, May 16, 2011 until Monday, May 23, 2011, by dialing +1-877-870-5176 (US) or +1-858-384-5517 (International) and entering the pass code 4439798.

A listen-only webcast of the conference call will also be available on the investor relations page of SinoHub’s website at: http://www.sinohub.com.

About SinoHub, Inc. (NYSE Amex: SIHI)
SinoHub, Inc. (NYSE Amex: SIHI) is a leading electronics company based in Shenzhen, PR China which services clients worldwide. The Company’s integrated contract manufacturing (ICM) business unit is currently focused on providing custom, private label mobile phones to customers in developing countries. This fast growing ICM segment is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets, including 3G smart phones, at competitive price points. The Company’s electronic component sales and services (ECSS) business unit provides procurement-fulfillment, spot component sales and supply chain management (SCM) services to manufacturers and design houses.  The company’s SCM services include warehousing, delivery, import/export, and give its customers total transparency into their supply chains by delivering SinoHub SCM, a proprietary, Web-based software platform the company has been using for almost ten years. For more information, visit the Company's Web site at http://www.sinohub.com and the B2B Chips Web site at  http://www.b2chips.com.

Cautionary Statement Regarding Forward-looking Information
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements, or our published guidance, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company’s ability to expand its customer base, the ability to access capital for such expansion, assumptions concerning future economic and competitive conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 14, 2011.  The company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

SinoHub Inc. Grace Wang Tel: + 86-755-2661-1080 Email: grace.wang@sinohub.com	Investor Relations (Hong Kong) Mahmoud Siddig Taylor Rafferty Tel: +852-3196-3712 Email: sinohub@taylor-rafferty.com
Investor Relations (US) Bryan Degnan Taylor Rafferty Tel: +1-212-889-4350 Email: sinohub@taylor-rafferty.com

- Financial Tables to Follow -

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
		(As Restated)
CURRENT ASSETS
Cash and cash equivalents	$13,950,000	$4,524,000
Restricted cash	74,604,000	32,059,000
Accounts receivable, net	49,256,000	45,686,000
Inventories, net	19,960,000	14,631,000
Prepaid expenses and other current assets	1,916,000	704,000
Deposit with suppliers	579,000	1,308,000
Total current assets	160,266,000	98,913,000

PROPERTY AND EQUIPMENT, NET	13,290,000	11,190,000

TOTAL ASSETS	$173,556,000	$110,103,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,721,000	$865,000
Customer deposits	749,000	107,000
Accrued expenses and other current liabilities	779,000	709,000
Bank borrowings	86,330,000	37,299,000
Capital lease obligations – current portion	608,000	756,000
Income and other taxes payable	541,000	1,712,000
Total current liabilities	90,728,000	41,449,000

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	880,000	845,000
Warrant Derivatives	1,181,000	1,692,000
TOTAL LIABILITIES	92,789,000	43,985,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 33,379,420 shares and 28,570,859 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	33,000	29,000
Additional paid-in capital	30,622,000	20,122,000
Retained earnings
Unappropriated	45,846,000	42,301,000
Appropriated	934,000	934,000
Accumulated other comprehensive income	3,331,000	2,730,000
Total stockholders’ equity	80,766,000	66,118,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,556,000	$110,103,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended March 31,
		2010
	2011	(As Restated)
NET SALES
ECSS	$21,526,000	$32,218,000
ICM	16,442,000	6,386,000
Total net sales	37,968,000	38,604,000
COST OF SALES
ECSS	17,311,000	26,438,000
ICM	12,972,000	5,071,000
Total cost of sales	30,282,000	31,509,000

GROSS PROFIT	7,686,000	7,095,000

OPERATING EXPENSES
Selling, general and administrative	2,322,000	1,895,000
Professional services	281,000	245,000
Stock compensation expense	-	56,000
Stock option compensation amortization	109,000	93,000
Depreciation	466,000	223,000
Provision for bad debts	52,000	33,000
Total operating expenses	3,231,000	2,545,000

INCOME FROM OPERATIONS	4,455,000	4,550,000

OTHER INCOME (EXPENSE)
Interest expense	(490,000)	(30,000)
Interest income	342,000	6,000
Changes in fair values of warrant derivatives	511,000	(44,000)
Other, net	227,000	6,000
Total other income (expense), net	590,000	(62,000)

INCOME BEFORE INCOME TAXES	5,045,000	4,488,000
Income tax expense	1,502,000	1,037,000

NET INCOME	3,543,000	3,451,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	601,000	27,000

COMPREHENSIVE INCOME	$4,144,000	$3,478,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.12	$0.13
Weighted average number of shares-basic	30,181,000	27,283,000
Net income per share-diluted	$0.12	$0.12
Weighted average number of shares-diluted	30,336,000	27,979,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
CASH FLOWS (UNAUDITED)

	Three months ended March 31,
		2010
	2011	(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,543,000	$3,451,000
Adjustments to reconcile net income to cash used in operations:
Depreciation - operating expenses	466,000	223,000
Depreciation - cost of sales	406,000	-
Changes in fair value of warrant liabilities	(511,000)	44,000
Provision for bad debts	52,000	33,000
Stock compensation expense	-	56,000
Stock option compensation amortization	109,000	93,000
Changes in operating assets and liabilities:
Accounts receivable	(3,181,000)	(2,445,000)
Inventories	(5,175,000)	1,993,000
Prepaid expenses and other current assets	(1,201,000)	(379,000)
Deposit with suppliers	739,000	(1,120,000)
Accounts payable	845,000	513,000
Customer deposits	639,000	(985,000)
Accrued expenses and other current liabilities	63,000	(330,000)
Income and other taxes payable	(1,183,000)	(1,185,000)
Net cash used in operating activities	(4,389,000)	(38,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in restricted cash	(42,545,000)	(3,984,000)
Purchase of property and equipment	(2,793,000)	(2,186,000)
Net cash used in investing activities	(45,338,000)	(6,170,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cost	10,441,000	4,470,000
Bank borrowings - proceeds	53,000,000	7,003,000
Bank borrowings - repayments	(4,478,000)	(3,328,000)
Repayments of capital lease obligations	(128,000)	-
Net cash provided by financing activities	58,836,000	8,145,000

EFFECT OF EXCHANGE RATE CHANGES	316,000	21,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,426,000	1,958,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,524,000	8,347,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,950,000	$10,305,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$490,000	$30,000
Cash paid for income tax	$2,092,000	$2,350,000